UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, the Board of Directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) previously approved an annual cash bonus plan (the “Annual Bonus Plan”) which allows the Compensation Committee of the Board (the “Compensation Committee”) and/or the Board of the Company to set the amount of bonus each fiscal year and the performance criteria. All of the Company’s executive officers are eligible to participate in the Annual Bonus Plan.

On October 31, 2022, the Compensation Committee and the Board approved the following cash bonuses to the following executive officers, whereby the final cash bonus payout was determined based on a payout percentage of the executive’s previous target cash bonus for fiscal year 2022:

Name	Position	Target Cash Bonus	Payout Percentage	Cash Bonus Payout
Ronald F. Dutt	Chief Executive Officer	$137,500	40%	$55,055.00
Charles Scheiwe	Chief Financial Officer	$71,820	40%	$28,756.73

On October 31, 2022, the Compensation Committee also approved the bonus pool and performance criteria for the Annual Bonus Plan for the fiscal year 2023 (the “2023 Bonus”). For the Company’s fiscal year 2023, the performance goals applicable to a bonus are based on the Company achieving certain targets based on the Company’s annual revenue, Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock-based compensation), functional goals (the “Financial Targets”), in addition to individual performance objectives and additional bonus amounts if the Company’s financial results exceeds certain thresholds of the Financial Targets.

The Compensation Committee approved the target cash bonuses under the 2023 Bonus based on the base salary for fiscal year 2023 for the following executive officers:

Name	Position	Base Salary		Bonus Percentage of Base Salary	Total Target Payout	Maximum Payout(1)
Ronald F. Dutt	Chief Executive Officer	$300,000	(2)	75%	$225,000	$270,000
Charles Scheiwe	Chief Financial Officer	$205,200		35%	$71,820	$86,184

(1) Subject to a bonus cap for achieving above set revenue target and a payout cap for achieving 10% positive Adjusted EBITDA.

(2) To be effective during the second fiscal quarter of 2023.

The foregoing summary of the Annual Bonus Plan is subject to, and qualified in its entirety to the terms set forth in the Annual Bonus Plan filed as Exhibit 10.4 on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2022, and is incorporated herein by reference to this Current Report on Form 8-K.

In addition, on October 31, 2022 (the “Grant Date”), the Compensation Committee approved the grant of incentive stock options (the “Options”) under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) and the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) to certain employees of the Company or its subsidiary, Flux Power, Inc. The Options are subject to the terms and conditions provided in the form of Incentive Stock Option Agreement under the 2014 Plan (the “2014 Option Agreement”) or the form of Incentive Stock Option Agreement under the 2021 Plan (the “2021 Option Agreement”). The Options have an exercise price of $3.43, which is the based on the Company’s 10-day volume weighted average price on the Grant Date, and will expire ten (10) years from the Grant Date.

The following executive officers of the Company were granted Options under the 2021 Plan in such number and vesting schedule set forth as follows:

Name	Position	Options*	Vesting Schedule
Ronald F. Dutt	Chief Executive Officer	80,175	Four (4) equal annual installments commencing one year after the Grant Date
Charles Scheiwe	Chief Financial Officer	41,878	Four (4) equal annual installments commencing one year after the Grant Date

* Subject to $100,000 ISO limitation under the 2021 Plan

The foregoing summary of the Options is subject to, and qualified in its entirety to the terms set forth in the 2014 Option Agreement and the 2021 Option Agreement, which are filed as Exhibit 4.8 on Form S-8 (File No. 333-229644) filed with the SEC on February 13, 2019 and Exhibit 4.6 on Form S-8 (File No. 333-267974) filed with SEC on October 21, 2022 respectively, and are incorporated herein by reference to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt
Chief Executive Officer

Dated: November 4, 2022